AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 19, 2024
Registration No. 333-164703

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________
POST-EFFECTIVE AMENDMENT NO. 27 TO
FORM S-11
on
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
______________
KBS Real Estate Investment Trust III, Inc.
(Exact name of registrant as specified in its charter)
______________

Maryland	27-1627696
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
800 Newport Center Drive, Suite 700
Newport Beach, California 92660
(949) 417-6500
(Address, including zip code, and telephone number, including area code, of the registrant's principal executive offices)
______________
Charles J. Schreiber, Jr.
Chief Executive Officer
KBS Real Estate Investment Trust III, Inc.
800 Newport Center Drive, Suite 700
Newport Beach, California 92660
(949) 417-6500
(Name, address, including zip code, and telephone number, including area code, of agent for service)
______________
Copies to:
Robert H. Bergdolt, Esq.
Carrie J. Hartley, Esq.
DLA Piper LLP (US)
4141 Parklake Avenue, Suite 300
Raleigh, North Carolina 27612-2350
(919) 786-2000
______________
Approximate date of commencement of proposed sale to public: This post-effective amendment de-registers all of the securities that remain unsold under the registration statement as of the date hereof.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☒
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a registration statement pursuant to General Instruction I.D. or post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-Accelerated Filer	☒	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Explanatory note: This registration statement (reg. no. 333-164703) for the issuer’s primary offering and dividend reinvestment plan offering was first declared effective by the Staff on October 26, 2010. On August 11, 2015, the issuer filed post-effective amendment no. 25 to de-register the unsold shares in the primary offering. This post-effective amendment no. 27 to Form S-11 on Form S-3 amends the issuer’s registration statement to de-register the unsold shares in the issuer’s dividend reinvestment plan offering.

DEREGISTRATION OF SHARES
In accordance with the undertaking of KBS Real Estate Investment Trust III, Inc. (the “Company”) set forth in its registration statement (File No. 333-164703) (the “Registration Statement”), the Company is filing this Post-Effective Amendment No. 27 to Form S-11 on Form S-3 Registration Statement to de-register the $288,687,385 of unsold shares of its common stock registered pursuant to the Company’s dividend reinvestment plan. Pursuant to the Registration Statement, the Company registered $2,000,000,000 of shares of common stock for its primary offering and $760,000,000 of shares of common stock for its dividend reinvestment plan offering. On August 11, 2015, the Company filed Post-Effective Amendment no. 25 to the Registration Statement to de-register the unsold shares in its primary offering, which was initially declared effective on October 26, 2010. The Company’s board of directors approved the termination of its dividend reinvestment plan on March 15, 2024. By filing this Post-Effective Amendment No. 27 to the Registration Statement, the Company hereby de-registers the remaining unsold shares under this Registration Statement.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on March 18, 2024.

KBS REAL ESTATE INVESTMENT TRUST III, INC.

By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.
Chief Executive Officer, President and Director
(principal executive officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ CHARLES J. SCHREIBER, JR.	Chief Executive Officer, President and Director (principal executive officer)	March 18, 2024
Charles J. Schreiber, Jr.
/s/ JEFFREY K. WALDVOGEL	Chief Financial Officer, Treasurer and Secretary (principal financial officer)	March 18, 2024
Jeffrey K. Waldvogel
/s/ MARC DELUCA	Chairman of the Board and Director	March 18, 2024
Marc DeLuca
/s/ STACIE K. YAMANE	Chief Accounting Officer and Assistant Secretary (principal accounting officer)	March 18, 2024
Stacie K. Yamane
/s/ STUART A. GABRIEL, PH.D.	Director	March 18, 2024
Stuart A. Gabriel, Ph.D.
/s/ ROBERT MILKOVICH	Director	March 18, 2024
Robert Milkovich
/s/ RON D. STURZENEGGER	Director	March 18, 2024
Ron D. Sturzenegger